Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

NIMBLEGEN SYSTEMS, INC.

(Incorporated under the name of Nimblegen Systems Inc.)

        NimbleGen Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), originally incorporated on August 25, 2000 (the “Corporation”), does hereby certify that this Restated Certificate of Incorporation (the “Certificate”), which restates and integrates and also further amends the provisions of the Eighth Amended and Restated Certificate of Incorporation, as amended, in its entirety as set forth below, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

ARTICLE I

        The name of the Corporation is NimbleGen Systems, Inc.

ARTICLE II

        The address of the registered office of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

        A.         The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 55,000,000, to be designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that the Corporation shall have the authority to issue is 50,000,000 with a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000 with a par value of $0.001 per share.

        B.         The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision enacted subsequent to the date hereof, voting together as a single class.

        C.         The following is a statement of the powers, preferences, and relative participating, optional or other special rights and qualifications, limitations and restrictions of the Common Stock:

1.         Subject to the rights of the holders of any series of Preferred Stock, and subject to any other provisions of this Certificate, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor.

2.         (a)         At every meeting of the stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the stock ledger of the Corporation in connection with the election of directors and all other matters submitted to a vote of the stockholders. The holders of Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of the holders of Common Stock. No stockholder shall be entitled to exercise any right of cumulative voting.

             (b)         Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such stockholders and may not be effected by written consent of such stockholders in lieu of such meeting.

3.         To the fullest extent permitted by law, in the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock.

        D.         Subject to the limitations and in the manner provided by law, shares of the Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation or a duly authorized committee of the Board of Directors of the Corporation, in accordance with the laws of the State of Delaware, is hereby authorized to determine the number of shares to be included in each such series and to fix and determine or alter, prior to the issuance of any shares of a particular series, the powers (including voting powers), designations, terms, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions on any series of shares of Preferred Stock, and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any series of Preferred Stock then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status of authorized but unissued shares.

ARTICLE V

        The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of a number of directors as determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is hereby authorized to assign the members of the Board of Directors already in office to such classes as of the time this Certificate becomes effective. Class I directors shall be elected initially for a term expiring at the 2008 annual meeting of stockholders, Class II directors shall be elected initially for a term expiring at the 2009 annual meeting of stockholders, and Class III directors shall be elected initially for a term expiring at the 2010 annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning in 2008, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VI

        A.         To the fullest extent not prohibited by the DGCL as the same exists or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director.

        B.         The Corporation shall indemnify to the fullest extent not prohibited by law any person who was or is or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, or employee benefit plan fiduciary of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, agent, employee benefit plan fiduciary or employee of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise.

        C.         Neither any amendment or repeal of this Article VI, nor the adoption of any provision of the Certificate inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        D.         The Corporation may purchase and maintain insurance, at its expense, to protect the Corporation and any director, officer or employee of the Corporation to the fullest extent authorized by the DGCL. The Corporation may also enter into agreements providing for the indemnification of any director, officer employee or agent of the Corporation.

ARTICLE VII

        In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of directors constituting not less than a majority of the entire Board of Directors then in office. Any amendment, adoption or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of shares of stock representing at least 75% of the total combined voting power of all classes of outstanding stock of the Corporation, voting together as a single class.

ARTICLE VIII

        The provisions of this Certificate shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class.

ARTICLE IX

        At and as of the Effective Time (as defined below), each share of Series E Preferred of the Corporation and each share of Series F Preferred Stock of the Corporation, in each case that is issued and outstanding immediately prior to the Effective Time or issued and held in the treasury of the Corporation immediately prior to the Effective Time (collectively, “Preferred Stock”), shall be reclassified into one (1) share of Common Stock. Until surrendered as contemplated by this Article IX, certificates which immediately prior to the Effective Time represented shares of Preferred Stock shall from and after the Effective Time be deemed to represent only the right to receive one or more certificates representing the shares of Common Stock into which such shares of Preferred Stock are reclassified hereunder. Upon surrender to the Corporation (or a transfer agent designated by the Corporation for this purpose) by the holder thereof of any certificates representing shares of Preferred Stock outstanding at the Effective Time, duly endorsed in blank by the holder thereof, such holder shall receive one or more certificates representing the shares of Common Stock into which such shares of Preferred Stock have been reclassified hereunder. For purposes hereof, the “Effective Time” shall mean the time at which this Certificate first becomes effective under the DGCL.

IN WITNESS WHEREOF, this Certificate has been executed by its duly authorized officer this          day of                         , 2007.

NIMBLEGEN SYSTEMS, INC.

By:
David S. Snyder, Vice President and Chief Financial Officer

This document was drafted by:

Dennis F. Connolly

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, WI 53202

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